UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2007

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200

Coppell, Texas 75019

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mannatech, Incorporated announced on August 21, 2007, that Samuel L. Caster voluntarily resigned, effective August 21, 2007, as its Chief Executive Officer, but will continue to serve as non-executive Chairman of the Board. The resignation of Mr. Caster as Chief Executive Officer will allow him to step back from operating responsibilities to focus his efforts on working with Mannatech’s top independent field associates and help them to transition to a new global sales strategy.

The Board will conduct a formal search for a permanent Chief Executive Officer. Until a permanent Chief Executive Officer is appointed, effective August 22, 2007 Mr. Terry L. Persinger, who currently serves as Mannatech’s President and Chief Operating Officer, will serve as Mannatech’s interim Chief Executive Officer and Principal Executive Officer. Mr. Persinger will continue to serve as Mannatech’s President, but resigned from the office of Chief Operating Officer effective August 21, 2007 in connection with his appointment to the position of interim Chief Executive Officer and Principal Executive Officer. Mr. Terence L. O’Day, Mannatech’s Executive Vice President of Global Operations, has been promoted to Mannatech’s Chief Operating Officer effective August 22, 2007 and will continue to serve as its Executive Vice President of Global Operations.

Mr. Persinger, age 62, joined Mannatech in November 1999 to serve as Mannatech’s Executive Vice President, Chief Operating Officer and a director. Mr. Persinger’s current term as a director expires in 2008. Mr. Persinger has served as Mannatech’s President since May 2000. From 1968 until his retirement in August 1999, he was employed by Goodyear Tire and Rubber Company (NYSE symbol GT), a publicly-traded company and international manufacturer of tires and rubber products. From January 1995 to August 1999, Mr. Persinger served as Goodyear’s Vice President and General Manager of Engineered Products. He received a B.S. in Chemical Engineering from the University of Cincinnati, in Cincinnati, Ohio, is a graduate of the PMD management program at Harvard University, and completed management training at Northwestern Kellogg School of Business, in Evanston, Illinois. Mr. Persinger is the brother-in-law of Mr. Donald W. Herndon, Mannatech’s Vice President of Field Services. Mr. Herndon is the brother-in-law of Mr. Samuel L. Caster, Mannatech’s Chairman of the Board.

Mr. O’Day, age 57, joined Mannatech in June 2006 to serve as Executive Vice President of Global Operations. Prior to joining Mannatech, Mr. O’Day served as Executive Vice President Operations, from January 2001 to June 2005 for Refrigerated Foods Group, at ConAgra Foods, Inc., a publicly-traded company that operates as a packaged food company serving retail, deli, and foodservice establishments in North America (NYSE symbol CAG). From 1999 to 2001, Mr. O’Day served as Senior Vice President Operations for International Home Foods, Inc. until its acquisition by Conagra Foods, Inc. From 1997 to 1999, he served as Senior Vice President North American Operations for Revlon Incorporated, a publicly-traded international company that manufacturers and sells cosmetic and personal care products (NYSE symbol REV). From 1991 to 1997, Mr. O’Day served as Plant Manager and Area Vice President of Manufacturing for Nabisco, a subsidiary of Kraft Foods. Mr. O’Day received a B.S. degree in General Studies (Engineering Management concentration) from the United States Air Force Academy, in Colorado, an M.B.A. degree in Marketing from Western Michigan University, in Kalamazoo, Michigan and is a graduate of Columbia University’s Transition to General Management executive program. Mr. O’Day is a retired command pilot and a 23-year veteran of the United States Air Force/Michigan National Guard where he was awarded two Air Force commendations and four outstanding unit citations for outstanding performance.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
99.1*	Press release dated August 21, 2007 entitled “Mannatech’s Founder Sam Caster Resigns as CEO, Remains as Chairman.”

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

Dated: August 22, 2007	By:	/s/ Stephen D. Fenstermacher
	Name:	Stephen D. Fenstermacher
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1*	Press release dated August 21, 2007 entitled “Mannatech’s Founder Sam Caster Resigns as CEO, Remains as Chairman.”

*	Filed herewith.